As filed with the Securities and Exchange Commission on October 29, 1999

                                                  Registration No.333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                    BARRISTER INFORMATION SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                              16-1176561
     ----------------------------------------------------------------
     (State or other jurisdiction                 (I.R.S. Employer
            of incorporation)                     Identification No.)

             465 MAIN STREET, BUFFALO, NEW YORK 14203 (716) 845-5010
             -------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                            1999 STOCK INCENTIVE PLAN

                            (Full title of the plan)
                             -----------------------

                              Mark C. Donadio, Esq.
                          Secretary and General Counsel
                    Barrister Information Systems Corporation
                                 465 Main Street
                             Buffalo, New York 14203
                                 (716) 845-5010

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                            Calculation of Registration Fee
                                            -------------------------------

Title of securities to   Amount to be      Proposed maximum       Proposed maximum      Amount of
be registred(1)          registered (1)    offering price per     aggregate offering    registration fee
                                           share(2)               price(2)
----------------------   --------------    ------------------     ------------------    ----------------
Common Stock, par        600,000 Shares    $1.625 - $1.66         $987,500              $274.53
value $.24 per share
======================   ==============    ==================     ==================    ================

(1)  Pursuant  to  Rule   416(c),   this   Registration   Statement   covers  an
     indeterminate amount of common stock as may become issuable pursuant to the anti-dilution provisions of the Stock Incentive Plan ("Plan") .

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee based on the average of the high and low trading prices for the Common Stock on the American Stock Exchange on October 28, 1999 for 400,000 shares. The remaining 200,000 shares are issuable upon the exercise of outstanding options at an exercise price of $1.625 per share. These options have been granted pursuant to the Plan, but are not yet exercisable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Barrister   Information   Systems   Corporation   (the  "Company")   hereby
incorporates by reference into this Registration Statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1999;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

     (c) The description of the Company's common stock contained in the Registration Statement on Form 8-A, dated December 10, 1985 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (d) In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Mark C. Donadio, Esq., whose opinion appears as an exhibit to this Registration Statement, serves as the Company's Secretary and General Counsel.

Item 6.   Indemnification of Directors and Officers

     The Company's By-laws require the Company to indemnify and advance the expenses of, any director, officer or employee to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware ("GCL"). The Company's By-laws also provide that indemnification under the By-laws shall not be exclusive of other rights of indemnification of such persons when authorized by a resolution of shareholders, a resolution of directors, or an agreement providing for indemnification.

     The Company's Certificate of Incorporation limits the personal liability of the Company's directors to the Company or any of its shareholders for any breach of duty as a director to the fullest extent permitted by the GCL.

     Section 145 of the GCL permits Delaware corporations, acting through their board of directors, to extend broad protection to their directors, officers, and other employees by way of indemnity and advancement of expenses. As permitted by the GCL and as authorized by the shareholders, the Company's Certificate of Incorporation provides that its directors will not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless a judgment or other final disposition adverse to the director establishes that (1) such director's actions constituted a breach of the duty of loyalty to the Company or its stockholders; (2) such director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (3) such director derived an improper personal benefit; or
(4) the acts of such director violated Section 174 of the GCL (governing distributions to shareholders). Section 174 provides that, unless a director performs the duties of a director in good faith, and in the manner he or she believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, the director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend; and
(b) a corporation's repurchase of its own shares when the repurchase is not authorized by Delaware law. Section 145 of the GCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Generally, the GCL allows corporations to provide for indemnification of directors, officers, and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes the items set forth in (1) through (4) above. The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by the Company's By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's Board of Directors deems appropriate.

     The indemnification and advancement of expenses provided by, or granted pursuant to, Article IV of the Company's By-Laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

          EXHIBIT NUMBER              DESCRIPTION
          --------------              -----------

               4.1 1999 Stock Incentive Plan (filed as of July 17, 1999 as Annex B to the Company's Proxy Statement on Schedule 14A and incorporated herein by reference)

               5.1             Opinion of Mark C. Donadio, Esq.

              24.1             Consent of KPMG LLP

              24.2             Consent of Mark C. Donadio, Esq. (included in
                               Exhibit 5.1)

Item 9.  Undertakings

     A. The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 29th day of October, 1999.

                                      BARRISTER INFORMATION SYSTEMS CORPORATION

                                      BY: /s/ Richard P. Beyer
                                          --------------------------------------
                                          Richard P. Beyer,
                                          Vice-President and
                                          Chief Financial Officer


     Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                               TITLE                                     DATE
       ---------                               -----                                     ----

/s/ Henry P. Semmelhack           President, Chief Executive Officer              October 29, 1999
---------------------------       and  Chairman of the Board of
Henry P. Semmelhack               Directors (Principal Executive Officer)

/s/ Richard P. Beyer              Vice President, Chief Financial Officer         October 29, 1999
---------------------------       and Director (Principal Financial and
Richard P. Beyer                  Accounting Officer)


---------------------------        Director                                       October __, 1999
Franklyn S. Barry, Jr.


---------------------------        Director                                       October __, 1999
Warren E. Emblidge, Jr.

/s/ Richard E. McPherson
---------------------------        Director                                       October 29, 1999
Richard E. McPherson

/s/ Jay S. Moeller
---------------------------        Director                                       October 29, 1999
Jay S. Moeller

/s/ James D. Morgan
---------------------------        Director                                       October 29, 1999
James  D. Morgan

                                            EXHIBIT INDEX
                                            -------------

EXHIBIT NUMBER             DESCRIPTION                                                 PAGE NO.
--------------             -----------                                                 --------

   4.1 1999 Stock Incentive Plan (filed as of July 17, 1999 as Annex B to the Company's Proxy Statement on
                           Schedule 14A and incorporated herein by reference.)

   5.1                     Opinion of Mark C. Donadio, Esq.

  24.1                     Consent of KPMG LLP

  24.2                     Consent of Mark C. Donadio, Esq.
                           (included in Exhibit 5.1)
